Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-162135 and No. 333-120141) of Cytomedix, Inc. of our report dated March 30, 2011 relating to the financial statements, which appears in this Annual Report on Form 10-K/A (Amendment No. 1).

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
October 16, 2012